Exhibit 99.1

Contacts:
Steve Moore	Darby Dye	Manfred Mueller
Chief Financial Officer	Investor Relations–US	Investor Relations–Europe
510 360 2300	510 360 2302	+49 89 9595 5140
smoore@scmmicro.com	ddye@scmmicro.com	mmueller@scmmicro.de

SCM MICROSYSTEMS REPORTS 2005 FOURTH QUARTER
AND YEAR END RESULTS

Fremont, CA – March 17, 2006 – SCM Microsystems, Inc. (Nasdaq: SCMM, Prime Standard: SMY), a leading provider of solutions that open the Digital World, today announced final results for its fourth quarter and year ended December 31, 2005.

Fourth quarter 2005 Results

          Revenues in the fourth quarter of 2005 were $14.4 million, in line with the company’s preliminary results of $14.2 million to $14.4 million that were announced on February 8, 2006, and up 7% compared with revenues of $13.4 million in the fourth quarter of 2004. Fourth quarter 2005 revenues benefited from stronger than expected sales of digital pay-TV decryption modules for the South Korean digital cable market. By product segment, fourth quarter 2005 revenues included $7.0 million from sales of digital TV security modules, $4.8 million from sales of smart card readers and other products for PC and network security, and $2.6 million from sales of OEM digital media reader technology. Gross margin in the fourth quarter of 2005 was 38%, at the low end of management guidance of 38% to 41%.  Gross margin in the fourth quarter benefited from a net release of reserves for inventory previously written down of approximately $0.7 million, offset by $0.3 million in severance costs related to the outsourcing of manufacturing operations at the company’s Singapore facility.

          Operating expenses, as reported in accordance with GAAP, were $7.5 million in the fourth quarter of 2005, including net charges for amortization of intangibles, restructuring and other items of $0.3 million. This compares with operating expenses, as reported in accordance with GAAP, of $7.7 million in the fourth quarter of 2004, which included $0.6 million of net charges for amortization and impairment of intangibles, restructuring and other items. Operating loss for the quarter, as reported in accordance with GAAP, was ($2.1) million, as reported in accordance with GAAP, compared with operating loss of ($3.0) million in the year ago quarter.

/More…

          Loss from continuing operations for the fourth quarter of 2005, as reported in accordance with GAAP, was ($1.7) million, or ($0.11) per share, compared with loss from continuing operations, as reported in accordance with GAAP, of $(4.3) million, or $(0.28) per share, in the fourth quarter of 2004.

Fiscal 2005 Results

          Revenues for the year ended December 31, 2005 were $48.7 million, compared with revenues of $49.1 million in fiscal 2004. Sales of digital TV modules accounted for 43%, PC Security products for 36% and Flash Media Interface for 21% of total revenue in 2005. Gross margin in 2005 was 36%, compared with 30% in 2004. Gross margin in fiscal 2005 benefited from a net release of reserves for inventory previously written down of approximately $0.9 million, offset by $0.5 million in severance costs related to the outsourcing of manufacturing operations at the company’s Singapore facility. Operating expenses for the full year 2005, as reported in accordance with GAAP, were $29.9 million, down 11% from operating expenses, as reported in accordance with GAAP, of $33.6 million in 2004. On a GAAP basis, loss from continuing operations in 2005 was ($9.8) million, or ($0.63) per share, compared with GAAP loss of $(18.9) million, or ($1.23) per share in 2004.

          Robert Schneider, chief executive officer of SCM Microsystems commented, “In 2005 we began to see the results of our continued investment in new product development, new markets and expanded relationships with our partners. In digital TV, we signed three new customers in South Korea and further strengthened our relationships with conditional access suppliers to jointly provide solutions for the region. We entered the South Korean market as the first certified supplier of decryption modules, a position we intend to leverage as the market continues to ramp. We believe that this is a key opportunity for us, as the South Korean government is expected to roll out digital cable services to up to 12 million subscribers over the next five years.”

          “We also introduced new smart card reader products during the year that target a range of new applications, from e-passports to contactless physical access to online banking,” continued Schneider. “These products form the core of our current and future offerings for emerging application areas in finance, healthcare, citizen ID and personal identification. Likewise, we introduced new digital media readers for both our traditional photo kiosk market and for digital TVs and other consumer equipment that have enabled us to strengthen both our market position and our revenues in the digital media segment.”

Guidance

          For the first quarter of 2006, management currently estimates that revenues will be in the range of $12 million to $15 million and that gross margin will be between 37% and 40% of total revenues. Within this range of revenues and gross margin, SCM expects to record an operating loss in the first quarter of 2006.

/More…

          SCM does not plan to hold a conference call or webcast to discuss the results of its 2005 fourth quarter and year end.  For more information on SCM’s fiscal 2005 results, please see the Company’s Annual Report on Form 10-K for year ended December 31, 2005, filed with the U.S. Securities and Exchange Commission on March 17, 2006.

About SCM Microsystems
SCM Microsystems is a leading supplier of solutions that open the Digital World by enabling people to conveniently access digital content and services. The company develops, markets and sells its smart card reader technology for PC, network and physical access and conditional access modules for secure digital TV decryption to OEM customers in the government, financial, enterprise and broadcasting markets worldwide. Global headquarters are in Fremont, California, with European headquarters in Ismaning, Germany. For additional information, visit the SCM Microsystems web site at www.scmmicro.com.

NOTE:  This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include, without limitation, our statements regarding our expectations for revenues, gross margin and operating performance in the first quarter of 2006. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those contemplated herein. Our financial results may not meet expectations. Some of the risks and uncertainties that could cause our actual business and operating results to differ include, but are not limited to, our ability to grow based on a strategy of participating in multiple early stage markets; our ability to successfully develop and introduce new products that satisfy the evolving and increasingly complex requirements of customers; the markets in which we participate or target may not grow, converge or standardize at anticipated rates or at all; the South Korean digital TV market may not continue to grow at a rate that is predictable, or to grow at all; we may not successfully compete in the markets in which we participate or target; we may not be able to leverage our current leadership position in the South Korean digital TV market to sell additional products as this market grows; competitors could take market share or create pricing pressure; and we may not be able to improve our operational performance or enhance our strategic position through the consolidation of our headquarters into one location. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the U.S. Securities and Exchange Commission.

###

-- FINANCIALS FOLLOW --

All trade names are trademarks or registered trademarks of their respective holders.

SCM MICROSYSTEMS, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,

	2005	2004	2005	2004

Revenues	14,386	13,386	$48,721	$49,084
Cost of revenues	8,904	8,749	31,153	34,192

Gross margin	5,482	4,637	17,568	14,892

Operating expenses:
Research and development	2,374	2,400	9,295	10,439
Sales and marketing	2,384	2,395	9,685	11,511
General and administrative	2,477	2,310	9,932	10,387
Amortization of intangibles	160	206	673	1,078
Impairment of intangibles	—	388	—	388
Restructuring and other charges (credits)	144	(45)	332	(185)

Total operating expenses	7,539	7,654	29,917	33,618

Loss from operations	(2,057)	(3,017)	(12,349)	(18,726)
Interest and other, net	410	(1,526)	2,553	(394)

Loss from continuing operations before income taxes	(1,647)	(4,543)	(9,796)	(19,120)
Benefit (provision) for income taxes	(7)	245	33	178

Loss from continuing operations	(1,654)	(4,298)	(9,763)	(18,942)
Gain (loss) from discontinued operations	(66)	53	(501)	(151)
Gain (loss) on sale of discontinued operations	(2,097)	181	(2,171)	430

Net loss	$(3,817)	$(4,064)	$(12,435)	$(18,663)

Loss per share from continuing operations:
Basic and diluted	$(0.11)	$(0.28)	$(0.63)	$(1.23)
Income (loss) per share from discontinued operations:
Basic and diluted	$(0.14)	$0.02	$(0.17)	$0.02

Loss per share:
Basic and diluted	$(0.25)	$(0.26)	$(0.80)	$(1.21)

Shares used in computing loss per share:
Basic and diluted	15,576	15,463	15,532	15,402

SCM MICROSYSTEMS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2005	December 31, 2004

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$32,440	$46,153
Accounts receivable, net	6,904	8,700
Inventories	6,005	8,319
Other current assets	2,038	2,336

Total current assets	47,387	65,508
Property, equipment and other assets, net	4,468	6,059
Intangibles, net	879	1,740

Total assets	$52,734	$73,307

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,700	$4,790
Accrued expenses and other current liabilities	14,316	21,557

Total current liabilities	20,016	26,347
Deferred tax liability	101	131
Stockholders’ equity	32,617	46,829

Total liabilities and stockholders’ equity	$52,734	$73,307